Exhibit 99.1

Venu Holding Corporation Reports First Quarter

Fiscal 2026 Financial Results

Total Assets Increased to $461.3 Million, Up 25% from Year-End 2025

COLORADO SPRINGS, CO – May 15, 2026 - (BUSINESS WIRE) – Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), owner, operator, and developer of premium live entertainment destinations, today announced results for its fiscal first quarter ended March 31, 2026

“We had a busy start to fiscal 2026, with significant progress executing on our strategy to bring a new asset class to live entertainment,” said J.W. Roth, Founder, Chairman, and Chief Executive Officer of VENU. “Conversations with municipalities continue to gain momentum, with more than 45 municipalities currently in active discussion about bringing a VENU concept into their city limits. And subsequent to quarter end we announced a new planned development at the Bend in Chattanooga, Tennessee, which we believe represents a tremendous opportunity for the VENU brand.

As we look back on the fiscal first quarter, we are proud of the progress we have made. Our total assets increased to $461.3 million, up 25% from year-end, as we continue to get closer to completing our new state-of-the-art immersive venues. On the sponsorship front, we announced a new multi-year partnership with PepsiCo as our official beverage partner across our portfolio of Sunset Amphitheater venues, as well as an expanded partnership with Aramark Sports and Entertainment.

On the capital front we closed an $86.25 million equity capital raise in one of the most volatile market stretches in recent history. We also launched several new product offerings for our Luxe FireSuites, to meet demand at all levels and support continued development of our venues.

Looking ahead, our model is working. The conviction has never been stronger. And the plan is being executed at every level. We are excited for what is next.”

Financial Highlights for the First Quarter Fiscal 2026 Ended March 31, 2026

●	Total assets increased to $461.3 million as of March 31, 2026, up $90.8 million or 25% from $370.5 million at December 31, 2025.

○	It is worth noting that our municipality contributed real estate sit at zero cost basis on our balance sheet rather than mark to market value as they are contributed assets. An as-completed basis appraisal of $1.24 billion reflects a more complete picture of what this portfolio will be worth once completed(1).

●	Property and equipment increased to $381.6 million as of March 31, 2026, up $75.7 million or 25% from $305.9 million at December 31, 2025.

●	The Company completed a capital raise of its common stock together with warrants during the three months ended March 31, 2026, which resulted in gross proceeds of $86.25 million, which generated net proceeds to the Company of $80.1 million.

●	Luxe FireSuite and Aikman Club sales reached more than $260 million in sales since launching the program. Demand for the product, and for our newly launched NNN model prompted the recent launch of a $300+ million NNN portfolio available to both venue patrons and real estate investors across the nation, with Troy Aikman as the Company’s spokesperson. Luxe FireSuite sales through the Company’s NNN model accounted for approximately 47% of total Luxe FireSuite sales for the quarter ended March 31, 2026.

●	Total revenue was $3.9 million for the three months ended March 31, 2026, compared to $3.5 million for the three months ended March 31, 2025, an increase of 11%.

Operational and Strategic Highlights for the First Quarter Fiscal 2026:

Venue Development

●	The 134,000 square foot canopy roof at Sunset Amphitheater Broken Arrow, OK reached full installation in February 2026, a significant construction milestone for the 12,500-capacity venue as it advances toward its targeted fall 2026 opening.

●	Construction continues as planned at Sunset Amphitheater McKinney, TX, where the team recently broke ground on the canopy roof structure of the 20,000-seat venue, which remains on track to open in Q1 2027.

●	Took ownership of a property in Centennial, Colorado in February 2026, where VENU plans to develop a premium indoor concert hall and restaurant. The project will introduce VENU’s first ever indoor Luxe FireSuite model to the portfolio.

Team & Leadership

●	Strengthened the executive team with the addition of Sarah Rothschild, as Senior Vice President of Strategic Finance and Investor Relations, bringing experience from two of the most iconic names in premium live entertainment, MSG Entertainment and Sphere.

Market Recognition & Brand

●	Presented the Billboard Disruptor Award at Billboard’s Power 100 to PlaqueBoy Max, one of the most influential creator voices in music today, continuing VENU’s role at the center of the live entertainment conversation.

●	Aramark Sports + Entertainment deepened its commitment to VENU in early 2026, expanding its partnership to cover five premium venues and making an additional equity investment, reinforcing its long-term alignment with the Company’s growth trajectory.

●	J.W. Roth represented VENU on NYSE TV and Schwab Network, sharing the Company’s $6 billion growth vision and the investor’s conviction driving its $86.25 million capital raise.

Subsequent Events: April 1, 2026, through May 15, 2026

●	Launched a landmark nationwide Luxe FireSuite campaign across several national broadcast networks, and major digital and social platforms, opening $300+ million in triple net real estate inventory to investors across the country, with longtime VENU shareholder, FireSuite owner, and partner Troy Aikman serving as national spokesperson.

●	Announced active discussions with several Northern Colorado municipalities for a potential $350 million multi-seasonal, omni-content entertainment destination with a capacity of 12,500, designed to set a new standard for live entertainment in the American West.

●	Launched the FireSuite Income Offering, a fractional ownership offering delivering an 11% preferred annual return backed by real estate assets, with a minimum investment of $20,000, bringing Luxe FireSuite ownership to a broader range of accredited investors nationwide.

●	Announced planned expansion into Tennessee with a projected $300 million landmark amphitheater at the Bend in Chattanooga, developed in partnership with Urban Story Ventures, featuring approximately 12,500 seats and a canopied multi seasonal design that will make it one of the largest live entertainment venues in the state.

Conference Call Details

Friday, May 15, 2026, at 11:00 a.m. Eastern Time
North America Toll Free Dial-In Number	+1 833-461-5787
International Toll Dial-In Number	+1 585-542-9983
Conference ID	966483815
Webcast Link	https://events.q4inc.com/attendee/966483815
Conference Call Replay	https://investors.venu.live

Source: Venu Holding Corporation

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU) is a premier owner, developer, and operator of luxury, experience-driven entertainment destinations. Founded by Colorado Springs entrepreneur J.W. Roth, VENU® has a portfolio of premium brands that includes Ford Amphitheater, Sunset Amphitheaters, Phil Long Music Hall, The Hall at Bourbon Brothers, Bourbon Brothers Smokehouse and Tavern, Aikman Owners Clubs, and Roth’s Sea & Steak. With venues operating and in development across Colorado, Georgia, Oklahoma, Tennessee, and Texas and a nationwide expansion underway, VENU is setting a new standard for live entertainment.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents, NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, Aramark Sports + Entertainment, Tixr, Niall Horan, and Dierks Bentley, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Venu believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. Venu expressly disclaims any obligation to update or alter statements whether because of new information, future events or otherwise, except as required by law.

(1) Appraisal Disclosures

These appraisals used the cost basis, income, and comparable sales approaches to valuation and, after reconciliation, came to the appraised values of the properties. These approaches to valuation are commonly used approaches to value for appraisal of commercial properties, as opposed to assigning a valuation on the properties based solely on the cost basis of the properties. The total appraisal for the Colorado Springs campus includes a 5.5-acre parking lot that was later sold through a sale-leaseback transaction in November 2025 for $14 million. At the time of the original appraisal, that parcel was valued at $9.2 million. It is important to understand that the appraisal of VENU’s properties takes into account, among other factors, the valuation of the Company’s real estate and developments at a specific point in time, and the appraised value is subject to (and likely to) change at any time, whether it increases or decreases, and such changes could be caused by macro and micro factors over which we have no control. The appraisal of the property portfolio is only an estimate of its value as to the date of the appraisal and based only on the specific appraisal methodologies and should not be relied upon as a measure of its realized value or the value at which any property could be sold to a third party. Other appraisal methodologies may yield materially different appraised value. Furthermore, the appraised value of the properties differs from the values assigned to it under generally accepted accounting principles in the United Stated (“GAAP”), which require the values of the properties to be valued at their cost basis for financial presentation purposes, and therefore the appraised values represent an unaudited measure that may not represent fair value, as defined under GAAP, and such values and appraisals are not, and will not be, subject to audit or other review procedures by our outside independent accountants.

The opinions expressed in the appraisal are based on estimates and forecasts that are prospective in nature and subject to certain risks and uncertainties. Events may occur that could cause the performance of the properties to materially differ from the estimates utilized by the appraiser, such as changes in the economy, interest rates, capitalization rates, the financial strength of the live-music and entertainment industries, and the behavior of event attendees, investors, lenders, and municipalities. The Company reviews each appraisal of its properties to confirm that the information provided to the appraiser is accurately reflected in the appraisal, but it does not validate the methodologies, inputs, and professional judgment utilized by the certified appraiser.

Contacts

Investor Relations
Sarah Rothschild, srothschild@venu.live

Media Relations
Chloe Polhamus, cpolhamus@venu.live

VENU HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in US Dollars)

	As of
	March 31,	December 31,
	2026	2025
	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents	$56,601,278	$41,306,358
Inventories	512,228	474,467
Prepaid expenses and other current assets	2,624,672	2,546,523
Total current assets	59,738,178	44,327,348
Other assets
Property and equipment, net	381,609,228	305,947,277
Intangible assets, net	127,878	144,558
Operating lease right-of-use assets, net	17,164,052	17,397,009
Investment in EIGHT Brewing	1,999,999	1,999,999
Investment in related parties	555,262	555,262
Security and other deposits	153,358	183,582
Total other assets	401,609,777	326,227,687
Total assets	$461,347,955	$370,555,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$43,415,266	$25,129,485
Accrued expenses	10,141,490	27,847,751
Accrued payroll and payroll taxes	475,467	577,360
Deferred revenue	1,906,770	1,542,564
Current portion of operating lease liabilities	591,976	605,261
Current portion licensing liability	223,333	223,333
Current portion NNN firesuite liability	1,198,400	1,026,300
Current portion of long-term debt	8,168,147	400,108
Total current liabilities	66,120,849	57,352,162

Long-term portion of operating lease liabilities	16,737,525	16,886,027
Long-term licensing liability and other liabilities	9,493,702	8,951,600
Long-term convertible debt	1,917,629	1,907,530
Long-term NNN firesuite liability	35,607,861	30,038,214
Long-term debt, net of current portion	56,450,476	56,568,151
Total liabilities	$186,328,042	$171,703,684
Commitments and contingencies - See Note 16
Mezzanine Equity
Contingently Redeemable Convertible Cumulative Series B Preferred Stock, $0.001 par - 1,342 authorized, 1,008 issued and outstanding at March 31, 2026 and 675 issued and outstanding at December 31, 2025	$15,120,000	$10,125,000
Stockholders’ Equity
Common stock, $0.001 par - 144,000,000 authorized, 57,937,346 issued and 57,261,156 outstanding at March 31, 2026 and 43,536,954 issued and 42,860,764 outstanding at December 31, 2025	58,037	42,961
Class B common stock, $0.001 par - 1,000,000 authorized, 381,235 issued and 304,990 outstanding at March 31, 2026 and December 31, 2025	380	304
Additional paid-in capital	273,159,150	201,188,680
Accumulated deficit	(105,211,275)	(91,454,930)
	$168,006,292	$109,777,015
Treasury Stock, at cost - 752,435 shares at March 31, 2026 and December 31, 2025	(7,900,352)	(7,899,600)
Total Venu Holding Corporation and subsidiaries equity	$160,105,940	$101,877,415
Non-controlling interest	99,793,973	86,848,936
Total stockholders’ equity	$259,899,913	$188,726,351
Total liabilities and stockholders’ equity	$461,347,955	$370,555,035

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US Dollars)

	For the three months ended
	March 31,
	2026	2025
Revenues
Restaurant including food and beverage revenue, net	$2,424,386	$2,044,916
Event center ticket and fees revenue, net	854,811	980,439
Rental and sponsorship revenue, net	621,406	473,804
Total revenues, net	$3,900,603	$3,499,159
Operating costs
Food and beverage	643,691	497,840
Event center	717,715	724,064
Labor	1,518,745	998,947
Rent	481,712	364,377
General and administrative	7,693,271	6,740,311
Equity compensation	1,955,932	11,340,620
Depreciation and amortization	2,375,792	1,375,364
Total operating costs	$15,386,858	$22,041,523

Loss from operations	$(11,486,255)	$(18,542,364)

Other income (expense), net
Interest expense, net	(2,978,733)	(922,886)
Other income	20,795	32,500
Total other expense, net	(2,957,938)	(890,386)

Net loss	$(14,444,193)	$(19,432,750)

Net loss attributable to non-controlling interests	(687,848)	(1,369,020)
Net loss attributable to Venu	(13,756,345)	(18,063,730)
Preferred stock dividend	(147,870)	-
Net loss attributable to common stockholders	$(13,904,215)	$(18,063,730)

Weighted average number of shares of Class B common stock, outstanding, basic and diluted	304,990	379,990
Basic and diluted net loss per share of Class B common stock	$(0.29)	$(0.48)

Weighted average number of shares of Common stock, outstanding, basic and diluted	47,074,491	37,488,778
Basic and diluted net loss per share of Common stock	$(0.29)	$(0.48)

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US Dollars)

	For the three months ended March 31,
	2026	2025
Net loss	$(14,444,193)	$(19,432,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of property and equipment	55,957	-
Equity issued for interest on debt	-	218,760
Equity compensation	1,560,099	11,240,620
Equity issued for services	312,500	100,000
Noncash interest and debt discount	400,314	641,609
Noncash lease expense	428,271	92,107
Depreciation and amortization	2,375,792	1,375,364
Changes in operating assets and liabilities:
Inventories	(37,761)	24,256
Prepaid expenses and other current assets	(78,149)	(66,616)
Security and other deposits	30,224	(141,756)
Accounts payable	18,285,781	(1,491,784)
Accrued expenses	(17,854,131)	(2,855,792)
Accrued payroll and payroll taxes	(101,893)	24,900
Deferred revenue	364,206	476,447
Operating lease liabilities	(357,101)	(92,350)
Licensing liability	542,102	850,000
Net cash used in operating activities	(8,517,982)	(9,036,985)
Cash flows from investing activities
Purchase of property and equipment	(65,861,545)	(22,048,943)
Investment in EIGHT Brewing	-	(1,999,999)
Net cash used in investing activities	(65,861,545)	(24,048,942)
Cash flows from financing activities
Receipt of convertible promissory note	-	6,000,000
Proceeds from NNN firesuite liability	5,453,000	-
Proceeds from issuance of Contingently Redeemable Convertible Cumulative Series B Preferred Stock	4,995,000	-
Proceeds from issuance of common warrants and pre-funded warrants	21,796,023	-
Proceeds from issuance of common shares, net of $7,093,977 issuance costs	57,360,000	-
Proceeds from Subsidiary issuance of shares, net of Venu purchase of Subsidiary shares	5,315,902	15,967,250
Principal payments on long-term debt	(166,579)	(82,245)
Payment of promissory note	(4,500,000)	(2,000,000)
Distributions to non-controlling shareholders	(578,899)	(105,426)
Net cash provided by financing activities	89,674,447	19,779,579
Net increase (decrease) in cash and cash equivalents	15,294,920	(13,306,348)
Cash and cash equivalents, beginning	41,306,358	37,969,454
Cash and cash equivalents, ending	$56,601,278	$24,663,106
Supplemental disclosure of non-cash operating, investing and financing activities:
Cash paid for interest	$241,111	$139,119
Cash paid for income taxes	$-	$-
Property acquired via promissory note	$12,215,475	$25,000,000
Accrued preferred stock dividends	$147,870	$-
Debt discounts - warrants	$-	$526,329